Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-48627 and 333-168418) on Form S-3 and (Nos. 033-57981, 333-168421, 333-42849, 333-191668, 333-234157, 333-137614, 333-177237, 333-126183, 333-169769, 333-198203, 333-198201, 333-198200, 333-198199 and 333-271213) on Form S-8 of our reports dated July 30, 2024, with respect to the consolidated financial statements of Worthington Enterprises, Inc. and the effectiveness of internal control over financial reporting.

/s/KPMG LLP

Columbus, Ohio

July 30, 2024